UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2023

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Three-Year Delayed Draw Term Loan and Revolving Credit Agreements

On August 9, 2023 (the “Signing Date”), Walgreens Boots Alliance, Inc. (the “Company”) entered into a three-year $1,000,000,000 delayed draw term loan credit agreement (the “Delayed Draw Credit Agreement”) with the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.

On August 9, 2023, the Company also entered into a $2,250,000,000 three-year revolving credit agreement (the “Revolving Credit Agreement”, together with the Delayed Draw Credit Agreement, the “Credit Agreements”) with the designated borrowers from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and swing line lender.

Loans under the Delayed Draw Credit Agreement are available to be drawn through December 31, 2023. The Delayed Draw Credit Agreement’s termination date is the date that is three years after the initial funding of the loans (if any) under the agreement. Loans under the Delayed Draw Credit Agreement shall be denominated in U.S. dollars. The Revolving Credit Agreement’s termination date is the date that is three years after the Signing Date. Loans under the Revolving Credit Agreement shall be denominated in U.S. dollars, Sterling, Euros, Yen or any other currency which has been approved under the terms of the Revolving Credit Agreement.

Borrowings under the Credit Agreements will bear interest at a fluctuating rate per annum equal to, at the Company’s option, the alternate base rate, the term SOFR rate or the daily SOFR rate, in each case, plus an applicable margin. The applicable margin is in each case based on the rating of the Company’s corporate debt obligations as determined by Moody’s or S&P. With respect to one week interest payment periods, loans will bear interest at the daily SOFR rate plus 0.03839% and the applicable margin. With respect to all interest periods other than one week, any SOFR loans will bear interest at the term SOFR rate plus 0.10% and the applicable margin.

Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the Credit Agreements are permissible, in each case, without penalty, subject to certain conditions pertaining to minimum notice and minimum reduction amounts as described in the applicable Credit Agreement. Amounts borrowed under the Delayed Draw Credit Agreement and repaid or prepaid may not be reborrowed.

Each Credit Agreement contains representations and warranties and affirmative and negative covenants customary for unsecured financings of its type. Each Credit Agreement includes a financial covenant requiring that, as of the last day of each fiscal quarter, commencing with the first quarter ending after the Signing Date, the ratio of Consolidated Debt to Total Capitalization (as those terms are defined in the applicable Credit Agreement) shall not be greater than 0.60:1.00; provided that such ratio is subject to increase in certain circumstances set forth in the applicable Credit Agreement.

Each Credit Agreement also contains various events of default (subject to certain grace periods, to the extent applicable), including, events of default for the nonpayment of principal, interest or fees, breach of covenants; payment defaults on, or acceleration under, certain other material indebtedness; inaccuracy of the representations or warranties in any material respect; bankruptcy or insolvency; certain unfunded liabilities under employee benefit plans; certain unsatisfied judgments; certain ERISA violations; and the invalidity or unenforceability of such Credit Agreement or any note issued in accordance therewith.

The foregoing description of the Credit Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreements, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

The lenders under the Credit Agreements and/or their affiliates may have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Payoff of Certain Existing Revolving Credit Facilities

Simultaneously with the entry into the Revolving Credit Agreement, the Company has terminated (i) the Eighteen-Month Revolving Credit Agreement, dated as of June 17, 2022, among the Company, the designated borrowers from time to time party thereto, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent and swing line lender and (ii) the 364-Day Revolving Credit Agreement, dated as of March 2, 2023, among the Company, the lenders from time to time party thereto and Mizuho Bank, Ltd., as administrative agent. All outstanding obligations under those credit agreements have been paid and satisfied in full.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Delayed Draw Term Loan Credit Agreement, dated as of August 9, 2023, by and among Walgreens Boots Alliance, Inc., the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

10.2	Three-Year Revolving Credit Agreement, dated as of August 9, 2023, by and among Walgreens Boots Alliance, Inc., the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and Swing Line Lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: August 9, 2023	By:	/s/ Joseph B. Amsbary, Jr.
	Name:	Joseph B. Amsbary, Jr.
	Title:	Senior Vice President and Corporate Secretary